Exhibit 4.1

[Form of Series A Note]

Paychex of New York LLC

4.07% Senior Notes, Series A, Due March 13, 2026

No. A-[_____] $[_______]	[Date] PPN 70432* AA9

For Value Received, the undersigned, Paychex of New York LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [______*______], or registered assigns, the principal sum of [_________*____________] Dollars (or so much thereof as shall not have been prepaid) on March 13, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.07% per annum from the date hereof, payable semiannually, on the 13th day of March and September in each year, commencing with the March 13 or September 13 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to 6.07% payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase and Guarantee Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guarantee Agreement, dated as of January 9, 2019 (as from time to time amended, the “Note Purchase and Guarantee Agreement”), among the Company, Paychex, Inc., a Delaware corporation (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase and Guarantee Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase and Guarantee Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase and Guarantee Agreement.

This Note is a registered Note and, as provided in the Note Purchase and Guarantee Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase and Guarantee Agreement, but not otherwise.    This Note is subject to an additional payment of an Incremental Leverage Fee in certain circumstances as set forth in the Note Purchase and Guarantee Agreement.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase and Guarantee Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Paychex of New York LLC

By:
[Title]

_____________________________

* See Schedule attached hereto for purchaser names and dollar amounts of Series A Notes to be purchased when issued.

SCHEDULE

TO

FORM OF SERIES A NOTE

Explanatory Note: As provide in Instruction 2 to Item 601(a) of Regulation S-K, the following schedule sets forth the name of each purchaser and the dollar amount each of the 4.07% Senior Notes, Series A, due March 13, 2026 (“Series A Notes”) to be issued by Paychex of New York LLC of Series A Notes pursuant to and at the times provided in the Note Purchase and Guarantee Agreement between Paychex of New York LLC, as issuer, and Paycheck, Inc., as parent guarantor, and the purchasers party thereto, dated as of January 9, 2019 (“Note Purchase and Guarantee Agreement”).

Party to Purchase Series A Note	Original Principal Amount of Series A Note to be issued
The Northwestern Mutual Life Insurance Company	$40,000,000
Metropolitan Life Insurance Company	$ 5,000,000
Metropolitan Tower Life Insurance Company	$ 3,000,000
Metropolitan Property and Casualty Insurance Company	$ 2,000,000
MetLife Insurance K.K.	$ 1,000,000
Pensionkasse des Bundes PUBLICA	$ 6,600,000
Zurich American Insurance Company	$ 6,600,000
Zurich Insurance Company Ltd. Bermuda Branch	$ 4,400,000
Zurich American Insurance Company Master Retirement Trust	$ 2,200,000
Associated Electric & Gas Insurance Services Limited	$ 4,400,000
Farmers New World Life Insurance Company	$ 2,200,000
Brighthouse Life Insurance Company of NY	$ 2,600,000
Massachusetts Mutual Life Insurance Company	$12,525,000
Massachusetts Mutual Life Insurance Company	$ 3,100,000
MassMutual Asia Limited	$ 2,100,000
MUFG Fund Services (Cayman) Limited, acting solely in its capacity as trustee of Bright-I Fund, a sub-fund of Global Private Credit Umbrella Unit Trust	$ 2,275,000
Teachers Insurance and Annuity Association of America	$20,000,000
Jackson National Life Insurance Company	$10,000,000
Jackson National Life Insurance Company	$10,000,000
New York Life Insurance and Annuity Corporation	$14,200,000
New York Life Insurance Company	$ 5,000,000

Party to Purchase Series A Note	Original Principal Amount of Series A Note to be issued

The Bank of New York Mellon, solely as Trustee un that certain Trust Agreement dated as of July 1st, 2015 between New York Life Insurance Company, as Grantor, John Hancock Life Insurance Company (U.S.A.) as Beneficiary, John Hancock Life Insurance Company of New York, as Beneficiary, and The Bank of New York Mellon, as Trustee

$ 600,000
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account	$ 200,000
Nationwide Life Insurance Company	$20,000,000
State Farm Life Insurance Company	$19,000,000
State Farm Life and Accident Assurance Company	$ 1,000,000
Prudential Retirement Insurance and Annuity Company	$ 7,500,000
Pensionkasse des Bundes PUBLICA	$ 7,500,000
Thrivent Financial for Lutherans	$20,000,000
Hartford Insurance Company of Illinois	$ 5,000,000
Hartford Insurance Company of Illinois	$ 5,000,000
Hartford Insurance Company of Illinois	$ 5,000,000
Hartford Life and Accident Insurance Company	$ 5,000,000
Talcott Resolution Life Insurance Company	$ 5,000,000
Principal Life Insurance Company	$17,000,000
Principal Life Insurance Company	$ 5,000,000
Principal Life Insurance Company	$ 2,000,000
Principal Life Insurance Company	$ 1,000,000
The Lincoln National Life Insurance Company	$ 7,500,000
The Lincoln National Life Insurance Company	$ 7,500,000
Voya Retirement Insurance and Annuity Company	$ 8,400,000
State Street Bank and Trust Company, as Trustee of the United Technologies Corporation Employee Savings Plan Master Trust	$ 6,000,000
Voya Retirement Insurance and Annuity Company	$ 4,000,000
Reliastar Life Insurance Company	$ 1,400,000
Reliastar Life Insurance Company of New York	$ 200,000
Minnesota Life Insurance Company	$ 3,600,000
Alliance United Insurance Company	$ 1,000,000
Optum Bank, Inc.	$ 1,000,000
Blue Cross and Blue Shield of Florida, Inc.	$ 600,000
UnitedHealthcare Insurance Company	$ 500,000
Trustmark Insurance Company	$ 400,000
Gleaner Life Insurance Society	$ 300,000
Unity Financial Life Insurance Company	$ 200,000
UnitedHealthcare Insurance Company	$ 200,000
Western Fraternal Life Association	$ 100,000
Party to Purchase Series A Note	Original Principal Amount of Series A Note to be issued
Delta Dental of Minnesota	$ 100,000
Eagle Life Insurance Company	$ 2,000,000
Allianz Life Insurance Company of North America	$ 8,400,000
Allianz Global Risks US Insurance Company	$ 5,600,000
AXA Equitable Life Insurance Company	$11,000,000
AXA Equitable Life Insurance Company	$ 2,000,000
Horizon Blue Cross and Blue Shield of New Jersey	$ 1,000,000
Integrity Life Insurance Company	$ 3,000,000
Auto-Owners Life Insurance Company	$ 3,000,000
The Guardian Life Insurance Company of America (PRIF-W)	$ 5,000,000
The Guardian Life Insurance Company of America (PRIF-L)	$ 1,000,000
Genworth Mortgage Insurance Corporation	$ 7,000,000
Life Insurance Company of the Southwest	$ 8,000,000
CMFG Life Insurance Company	$ 2,500,000
CMFG Life Insurance Company	$ 2,500,000
CMFG Life Insurance Company	$ 1,000,000
RGA Reinsurance Company	$ 6,000,000
Southern Farm Bureau Life Insurance Company	$ 3,000,000